UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2014

ADGS ADVISORY, INC.
(Exact name of registrant as specified in its charter)

Commission file number 001-34274

Delaware	42-1743717
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Units 2611-13A, 26/F 113 Argyle Street, Mongkok Kowloon, Hong Kong, SAR	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (852) 2374-0002

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 1, 2014, ADGS Advisory, Inc. (the “Company”) entered into a three month agreement with ChineseInvestors.com, Inc. (“ChineseInvestors.com”) pursuant to which ChineseInvestors.com will provide the Company investor relations services. The Company has agreed to issue 75,000 shares of common stock of the Company to ChineseInvestors.com in payment for the services.

On July 25, 2014, the Company announced that it had retained Maxim Group, Inc. (“Maxim”) to provide the Company with investment banking services. Pursuant to the agreement entered into with Maxim, such services will be provided for a minimum of a six month period which commenced as of June 30, 2014. Pursuant thereto, the Company has agreed to issue to Maxim or its designees 3% (846,384 shares) of the then total outstanding shares of common stock of the Company and pay Maxim a monthly cash fee for services rendered and pay Maxim other customary fees as set forth therein for certain financings or transactions which may be completed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADGS ADVISORY, INC.
(Registrant)

Dated: September 19, 2014	By:	/s/ Li Lai Ying
Li Lai Ying
Chief Executive Officer

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